                                October 8, 1999



GreatFood.com, Inc.
2731 Eastlake Avenue East
Seattle, Washington  98102

         Re: LEGALITY OF SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-1 FILE NO. 333-78885

Dear Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to GreatFood.com, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") relating to 2,500,000 shares of Series D preferred stock, no par value (the "Securities"). The Securities will be sold pursuant to one or more stock purchase agreements (the "Stock Purchase Agreement") to be entered into between the Company and the purchasers of the Securities (the "Purchasers").

                                       I.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

         (a)  The Registration Statement;

         (b)  The form of the proposed Stock Purchase Agreement;

         (c) The Articles of Incorporation (including all amendments thereto) of the Company certified by the Washington Secretary of State as of October 6,

              GreatFood.com, Inc.                             [LETTERHEAD]
              October 8, 1999
              Page 2

              1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (d) The executed Amended and Restated Articles of Incorporation of the Company to be filed with the Washington Secretary of State immediately prior to the closing of the public offering of the Securities pursuant to the Registration Statement, certified to us by an officer of the Company as being complete;

         (e) The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (f) The Amended and Restated Bylaws of the Company to be in effect immediately prior to the closing of the public offering of the Securities pursuant to the Registration Statement, certified to us by an officer of the Company as being complete (the "Amended and Restated Articles");

         (g) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State dated October 6, 1999;

         (h) Records of the corporate proceedings of the Company certified to us by an officer of the Company constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Stock Purchase Agreement; and

         (i) Certificates of officers of the Company as to certain factual matters.

         We have also assumed that the Securities will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor to be set forth in a supplement or supplements to the prospectus constituting a part of the Registration Statement. In addition, we have also assumed that the Registration Statement will have been declared effective by the Securities and Exchange Commission prior to, and will continue to be effective at the time of, the issuance of the Securities.

                                       II.

         We express no opinion as to:

         A. The applicable choice of law rules that may affect the interpretation or enforcement of the Stock Purchase Agreement or the Securities.

         B. Any tax, anti-trust, land use, safety, environmental or hazardous materials laws, rules or regulations.

         This opinion is limited to the federal laws of the United States of America and the corporate law of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that when the Amended and Restated Articles are filed with the Washington Secretary of State and the Securities are sold to the Purchasers and paid for pursuant to the terms of the Stock Purchase Agreement, the Securities will be duly authorized, validly issued and fully paid and non-assessable.

                                       IV.

         We hereby consent to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

         This opinion is rendered to you and to purchasers of the Securities offered by you pursuant to the Registration Statement and is solely for the benefit of you and such purchasers. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                                Very truly yours,

                                                HELLER EHRMAN WHITE & McAULIFFE